EXHIBIT 99.1

TurnKey Capital, Inc. Executes Definitive Agreement to Acquire the Assets of Egg Health Hub, Inc.

Fort Lauderdale, FL, September 13, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Turnkey Capital Inc. (TKCI) today announced the Company has executed a Definitive Acquisition Agreement ("Agreement") to acquire the assets of Egg Health Hub, a subsidiary of Healthspan Medical Systems, Inc. dba Colarmelle Holdings, Inc. (EGG)(the Company). Closing is expected to take place within the next 30 days.

With this acquisition, TKCI is capitalizing on the real opportunity to repurpose underutilized or vacant, retail and office space for medical, health, and wellness services under a strong brand, Egg Health Hub. Commercial real estate owners are revisiting the way they view their properties. Current distractors, including online shopping, have provided new opportunities in retail and office sectors for shared workspace models developed by innovators like WeWork. Health and wellness is an opportunity to revitalize existing office, retail. And mixed use.

EGG is a brand new model for healthcare and wellness that brings together top physicians and wellness professionals into co-practicing communities with shared access to a full-stack technology platform – scheduling, billing, client acquisition, and telemedicine – and flexible access to beautiful office space designed to optimize both the physician and client experience. This model creates a compelling new option for re-tenanting traditional shopping centers and mixed-use space that landlords see as a true traffic generator.

“The response we’ve received regarding the Egg has been extremely positive. At the present time we are in negotiation with several malls.” – Joseph Tagliola, Founding Partner of Collarmele Partners

With this asset purchase, TKCI will effectuate a reverse stock split of one share for every one hundred shares of common stock currently issued and outstanding. Upon FINRA approval of the reverse stock split, the market effective date will be September 13, 2019, at which time the stock will commence trading under a new CUSIP number to be determined prior to trading. The stock will trade under the ticker TKCID for 20 business days.

Neil Swartz, CEO of Turnkey Capital, stated “At TKCI we have been looking for an existing company associated with real estate. With Egg, not only do we get the talents of the Colarmelle team, but we are also entering the $3+ trillion healthcare space.”

About Turnkey Capital, Inc.

Turnkey Capital Inc. (TKCI) is a business advisory company that aligns with, and builds value in, both private, public, and development-stage healthcare-related companies. TKCI acquired, built and developed the strategic direction of our companies which included: defining short and long-term strategic goals; identifying and planning for the critical success factors to reach these goals; identifying and addressing the challenges and operational improvements required to achieve the critical success factors and, ultimately, the strategic goals. In its next phase, as a healthcare and mixed-use retail real estate development company, TKCI will acquire and/or develop commercial real estate properties retain the name Turnkey Capital, Inc., and its trading symbol, TKCI.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "predicts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected revenue and other measurements. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Risks that could cause actual results to differ materially from those anticipated in the forward-looking statement include, without limitation, the risk that the costs of integration following the transaction may be greater than expected and the risks of losing clients or failing to acquire new clients. Other information about factors that could cause actual results to differ materially from those predicted in Turnkey Capital Inc forward-looking statements is set out in its annual report on Form 10-K and quarterly reports on Forms 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, Turnkey Capital Inc, Inc. undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

For more information please contact

TBG Holdings

954-440-4678